Exhibit 10.15(d)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

THIRD AMENDMENT TO AMENDED AND RESTATED
AGREEMENT FOR THE PURCHASING AND SERVICING OF RECEIVABLES

THIRD AMENDMENT TO AMENDED AND RESTATED AGREEMENT FOR THE PURCHASING AND SERVICING OF RECEIVABLES, dated as of September 16, 2022 (this “Amendment”), among

(i)
WESTROCK COMPANY OF TEXAS, a Georgia corporation, WESTROCK CONVERTING, LLC, a Georgia limited liability company, WESTROCK MILL COMPANY, LLC, a Georgia limited liability company, WESTROCK CALIFORNIA, LLC, a California limited liability company, WESTROCK MINNESOTA CORPORATION, a Delaware corporation, WESTROCK - SOUTHERN CONTAINER, LLC, a Delaware limited liability company, WESTROCK CP, LLC, a Delaware limited liability company, WESTROCK - SOLVAY, LLC, a Delaware limited liability company, WESTROCK PACKAGING SYSTEMS, LLC, a Delaware limited liability company, WESTROCK PACKAGING, INC., a Delaware corporation, WESTROCK – GRAPHICS, INC., a North Carolina corporation, WESTROCK CONSUMER PACKAGING GROUP, LLC, an Illinois limited liability company, WESTROCK BOX ON DEMAND, LLC, a Delaware limited liability company, WESTROCK MWV, LLC, a Delaware limited liability company, WESTROCK USC, INC., a Pennsylvania corporation, WESTROCK PAPER AND PACKAGING, LLC, a Delaware limited liability company, WESTROCK KRAFT PAPER, LLC, a Delaware limited liability company, WESTROCK LONGVIEW, LLC, a Washington limited liability company, WESTROCK CHARLESTON KRAFT, LLC, a Delaware limited liability company, and WESTROCK CONTAINER, LLC, a Georgia limited liability company, as sellers (each of which is referred to herein as a “Seller,” or together the “Sellers”),
(ii)
WESTROCK CONVERTING, LLC, a Georgia limited liability company, as agent for the Sellers (in such capacity “Sellers Agent”) and as servicer (“Servicer”),
(iii)
COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, a Dutch cooperative acting through its New York Branch (“Rabobank”), as purchaser (“Purchaser”), and
(iv)
WESTROCK RKT, LLC, a Georgia limited liability company, and WESTROCK COMPANY, a Delaware corporation, as guarantors (each, a “Guarantor” and together, the “Guarantors”).

RECITALS

WHEREAS, the parties refer to that certain Amended and Restated Agreement for the Purchasing and Servicing of Receivables dated as of September 17, 2020, as amended by that First Amendment to Amended and Restated Agreement for the Purchasing and Servicing of Receivables dated as of February 19, 2021 and by that Second Amendment to Amended and Restated Agreement for the Purchasing and Servicing of Receivables dated as of August 31, 2021 (as so amended, the “Existing Receivables Purchase Agreement” and, as further amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Purchaser, the Sellers, Sellers Agent and Servicer and the Guarantors. Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Existing Receivables Purchase Agreement, and, in addition, this Amendment is to be interpreted and construed in accordance with the provisions set forth in Clause 1.3 of the Receivables Purchase Agreement; and

WHEREAS, the Sellers and Sellers Agent and Servicer have requested that the Purchaser agree to amend the Existing Receivables Purchase Agreement in certain respects on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

SECTION 1.
Amendments to Existing Receivables Purchase Agreement. Effective as of the Effective Date (as defined below), the Existing Receivables Purchase Agreement is hereby amended as follows:
(a)
The definition of Acquisition Period Termination Date set forth in Clause 1.1 of the Existing Receivables Purchase Agreement is hereby amended by deleting the date “September 16, 2022” set forth therein and substituting, in lieu thereof, “September 15, 2023.”
(b)
The parties to the Receivables Purchase Agreement agree that the date of this Amendment shall be a “Calculation Date.”
(c)
Clause 1.1 of the Existing Receivables Purchase Agreement is hereby amended by deleting the definitions of Benchmark Cessation Changes, Benchmark Replacement Conforming Changes, Daily Simple SOFR, Early Opt-in Effective Date, Early Opt-in Election, LIBOR, London Banking Day, Term SOFR Notice, Term SOFR Transition Event Effective Date and Term SOFR Transition Event.
(d)
Clause 1.1 of the Existing Receivables Purchase Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Adjusted Term SOFR” means, with respect to any Calculation Period, the sum of Term SOFR with respect to such Calculation Period and 0.10%, provided, that if Adjusted Term SOFR as so determined is less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Purchaser and the Sellers Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Clause 4.5 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Clause 4.5.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “Calculation Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Purchaser decides, in consultation with the Sellers Agent, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Purchaser in a manner substantially consistent with market practice (or, if the Purchaser decides that adoption of any portion of such market practice is not administratively feasible or if the Purchaser determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Purchaser decides, in consultation with the Sellers Agent, is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Exclusion Effective Date” has the meaning set forth in Clause 17.9(b) of the Receivables Purchase Agreement.

“Excluded Seller” has the meaning set forth in Clause 17.9(b) of the Receivables Purchase Agreement.

“Restatement Date” means September 17, 2020.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Purchaser in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets

Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(e)
Clause 1.1 of the Existing Receivables Purchase Agreement is hereby amended by amending and restating the following definitions:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of a Calculation Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed pursuant to Clause 4.5(d).

“Benchmark” means the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Clause 4.5(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by Purchaser and Sellers Agent as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve

Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York, New York and, if the applicable Business Day relates to any determination of SOFR or Term SOFR or any calculations or notices by reference to SOFR, or Term SOFR, shall exclude Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Floor” means 0.00%.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Calculation Period on the day (such day, the “Periodic Term SOFR Determination Date”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Calculation Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Date the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Date for which such Term SOFR Reference Rate for such tenor was published by the Term

SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Date; provided, further, that if the length of a Calculation Period is less than one month, the Term SOFR Reference Rate for a tenor of one month shall be applied.

(f)
Clause 4.1 of the Existing Receivables Purchase Agreement is hereby amended and restated as follows:

4.1 Adjustment: The Sellers, jointly and severally, shall pay to Purchaser, in respect of each Calculation Period, an adjustment (the “Purchase Price Adjustment”) to the Purchase Price to provide Purchaser an acceptable yield on its investment for having paid the Face Amount for the Acquired Eligible Receivables. The Purchase Price Adjustment shall be calculated in accordance with the following formula:

Purchase Price Adjustment = PAB * (ATS + M) * T/360

where:

PAB equals the Purchaser Amount Balance as of the first day of the Calculation Period;

ATS means Adjusted Term SOFR for such Calculation Period;

M refers to [***]; and

T equals the number of days in the applicable Calculation Period for which the Purchase Price Adjustment is calculated;

provided, that if any Substitute Funding Amount is advanced on any date which is after the Monthly Date that is the first day of a Calculation Period, then the Sellers shall also pay to the Purchaser as part of the Purchase Price Adjustment for such Calculation Period an amount equal to the product of (x) such Substitute Funding Amount, (y) (Adjusted Term SOFR + M) and (z) the number of days from and including the related advance date to but excluding the following Calculation Date divided by 360.

(g)
Clause 4.5 of the Existing Receivables Purchase Agreement is hereby amended and restated as follows:

4.5 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Purchaser and the Sellers Agent may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Clause 4.5(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement (or the Term SOFR Reference Rate), the Purchaser will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c) Notices; Standards for Decisions and Determinations. The Purchaser will promptly notify the Sellers Agent of the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement or Term SOFR. The Purchaser will promptly notify the Sellers Agent of the removal or reinstatement of any tenor of a Benchmark pursuant to Clause 4.5(d). Any determination, decision or election that may be made by the Purchaser pursuant to this Clause 4.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Clause 4.5.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Purchaser in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Purchaser may modify the definition of “Calculation Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or nonaligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Purchaser may modify the definition of “Calculation Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon Sellers Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, and during such Benchmark Unavailability Period any setting with respect to the Benchmark and subsequent Benchmark settings shall be converted into Base Rate.

(f) The Purchaser does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Clause 4.5, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Purchaser and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Sellers. The Purchaser may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Sellers or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(h)
Clause 6.3(d) of the Existing Receivables Purchase Agreement is hereby amended by adding the following sentence at the end thereof:

If any amount is deposited into the Collections Account other than cash collections from a Debtor on a Receivable, the Servicer shall within one week of receipt of such collections distribute such amount to the Sellers Agent, who shall pay the funds to the Seller or other WestRock Entity to whom such amount is due.

(i)
Clause 10.3(c) of the Existing Receivables Purchase Agreement is hereby amended and restated as follows:

(c) the execution, delivery and performance referred to in Clause 10.3(b) do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets, or except as would not reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its obligations hereunder, any contractual restriction binding on it or any of its assets;

(j)
Clause 16.1 of the Existing Receivables Purchase Agreement is hereby amended be deleting the notice addresses of the Sellers, Servicer, Sellers Agent and Guarantors and substituting, in lieu thereof, the following:

Each Seller	c/o Sellers Agent to the address below: 1000 Abernathy Road, Bldg. 400 Atlanta, GA 30328 [***]	1000 Abernathy Road, Bldg. 400 Atlanta, GA 30328 [***]
Servicer	1000 Abernathy Road, Bldg. 400 Atlanta, GA 30328 [***]	1000 Abernathy Road, Bldg. 400 Atlanta, GA 30328 [***]
Sellers Agent	1000 Abernathy Road, Bldg. 400 Atlanta, GA 30328 [***]	1000 Abernathy Road, Bldg. 400 Atlanta, GA 30328 [***]
Guarantors	1000 Abernathy Road, Bldg. 400 Atlanta, GA 30328 [***]	1000 Abernathy Road, Bldg. 400 Atlanta, GA 30328 [***]

(k)
Clause 17.6 of the Existing Receivables Purchase Agreement is hereby amended and restated as follows:

17.6 Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any amendment hereto by facsimile, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such amendment. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any Transaction Document shall be deemed to include Electronic Signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Purchaser to accept Electronic Signatures in any form or format without its prior consent.

(l)
Clause 17.7(b) of the Existing Receivable Purchase Agreement is amended by replacing the sole reference to “LIBOR” therein with “Adjusted Term SOFR”.
(m)
Clause 17.9(b) is amended and restated as follows:

“(b) By Sellers. Neither this Agreement nor any of any Seller’s, the Sellers Agent’s, Servicer’s or any Guarantor’s rights, interests or obligations hereunder may be assigned or otherwise transferred, in whole or in part, by operation of law, change of control, or otherwise by any Seller, the Sellers Agent, Servicer or any Guarantor without the prior written consent of Purchaser, and any such purported assignment or transfer without such consent shall be void and of no effect; provided and notwithstanding anything to the contrary in this Agreement, that no such consent shall be required if a Seller’s rights and obligations hereunder are assumed by (x) the surviving entity as a result of (A) a merger or other combination between such Seller and another Seller or other Affiliate thereof or (B) the conversion of a Seller from one legal form or jurisdiction to another or (y) another Seller or Affiliate thereof pursuant to any other internal corporate reorganization, and in each case (i) the assumed obligations are covered in accordance with the terms of the Guarantee and (ii) the surviving Seller is organized under the laws of the United States, any state thereof or the District of Columbia. In addition, the Sellers Agent may designate any Seller as an “Excluded Seller” in connection with the voluntary dissolution or winding up of such Seller by written notice to the Purchaser, specifying the effective date of such designation (the “Exclusion Effective Date” for such Excluded Seller) if no Notification Event has occurred and is continuing or would occur as a result of such designation. The representations, covenants and provisions of this Agreement applicable to a Seller shall no longer be applicable to an Excluded Seller after the Exclusion Effective Date for such Excluded Seller, provided that, for purposes of the Guarantee and the definition of Guaranteed Obligations, all of such Excluded Seller’s then existing obligations and liabilities arising hereunder and the other Transaction Documents to which it is a party in respect of Receivables, if any, that were sold pursuant hereto prior to the Exclusion Effective Date, shall survive such dissolution or winding up. The parties hereto shall work together in good faith to effectuate any actions as may be appropriate in connection with any transaction described in the foregoing sentence.”

(n)
A new Clause 17.16 is added to the Existing Receivable Purchase Agreement:

“17.16 Confidentiality. The Purchaser agrees to maintain the confidentiality of all information provided by or on behalf of the Sellers, Sellers Agent, Servicer and the Guarantors (the “Information”), except that Information may be disclosed (a) to its

Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives who shall maintain the confidential nature of such Information, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Purchaser shall promptly notify the Sellers Agent in advance to the extent lawfully permitted to do so and practicable), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, or any action or proceeding relating to this Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this clause, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) to (i) any credit risk protection provider or actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating the Sellers or (ii) any third-party service provider that (x) provides audit, regulatory, risk management or market data collecting services to the Purchaser or (y) provides services to the Purchaser in connection with the administration of this Agreement (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of Sellers Agent or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Clause or (y) becomes available to the Purchaser and its Affiliates on a nonconfidential basis from a source other than the Sellers, Sellers Agent, Servicer or Guarantors that is not subject to a confidentiality obligation to any Guarantor or Seller or to Sellers Agent or Servicer with respect to such Information. Any Person required to maintain the confidentiality of Information as provided in this Clause shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.”

(o)
Schedule 3, Part 1 to the Existing Receivables Purchase Agreement is amended and restated as set forth on Schedule 3, Part 1 to this Amendment.
SECTION 2.
Effectiveness. The amendments set forth in Section 1 above shall become effective as of the date (the “Effective Date”) when the Purchaser shall have received (a) counterpart signature pages executed by each of the parties to (i) this Amendment and (ii) the Amendment Fee Letter dated the date hereof (the “Amendment Fee Letter”) between the Purchaser and the Sellers Agent and (b) the Amendment Upfront Fee set forth in the Amendment Fee Letter.
SECTION 3.
Representations and Warranties. Each of the Sellers, the Sellers Agent and the Servicer hereby represents and warrants to the Purchaser and that, on and as of the date hereof:
(a)
this Amendment has been duly executed and delivered by it, and this Amendment and the Existing Receivables Purchase Agreement as amended hereby constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and
(b)
its representations and warranties contained in the Receivables Purchase Agreement or in the other Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof, with the same effect as though made on such date (after giving effect to this Amendment), except to the extent such representations or warranties expressly relate only to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).
SECTION 4.
Miscellaneous.
(a)
This Amendment may be amended, modified, terminated or waived only as provided in Clause 17.4 of the Receivables Purchase Agreement.
(b)
Except as expressly modified as contemplated hereby, the Receivables Purchase Agreement is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed. This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Receivables Purchase Agreement, and is not intended by any party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder. This Amendment shall constitute a Transaction Document.
(c)
This Amendment shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns under the Receivables Purchase Agreement.
(d)
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
(e)
Each party intends not to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. If any provision of this Amendment becomes illegal, invalid or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired, and shall remain in full force and effect, and the parties shall replace such illegal, invalid or unenforceable term or provision with a new term or provision permitted by law and having an economic effect as close as possible to the invalid, illegal or unenforceable term or provision. The holding of a term or provision to be invalid, illegal or unenforceable in a jurisdiction shall not have any effect on the application of the term or provision in any other jurisdiction.
(f)
THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(g)
Each party hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Amendment and for any counterclaim therein.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Amendment as of the date first above written.

For and on behalf of COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, Purchaser

By: /s/ Robyn Carmel
Name: Robyn Carmel
Title: Exec. Director
By: /s/ Christopher Lew
Name: Christopher Lew
Title: Managing Director

[Signature Page to Third Amendment to Amended and Restated Receivables Purchase Agreement]

For and on behalf of WESTROCK CP, LLC, WESTROCK - SOLVAY, LLC, WESTROCK COMPANY OF TEXAS, WESTROCK MILL COMPANY, LLC, WESTROCK CALIFORNIA, LLC, WESTROCK MINNESOTA CORPORATION, WESTROCK - SOUTHERN CONTAINER, LLC, WESTROCK PACKAGING SYSTEMS, LLC, WESTROCK PACKAGING, INC., WESTROCK - GRAPHICS, INC., WESTROCK BOX ON DEMAND, LLC, WESTROCK KRAFT PAPER, LLC, WESTROCK CONSUMER PACKAGING GROUP, LLC, WESTROCK MWV, LLC, WESTROCK USC, INC., WESTROCK PAPER AND PACKAGING, LLC, WESTROCK LONGVIEW, LLC, WESTROCK CHARLESTON KRAFT, LLC, WESTROCK CONTAINER, LLC, each as a Seller

WESTROCK CONVERTING, LLC, as a Seller, Sellers Agent and Servicer

WESTROCK RKT, LLC, as Guarantor

By: /s/ Benjamin Haislip
Name: Benjamin Haislip
Title: Treasurer For and on the behalf of WESTROCK COMPANY, Guarantor
By: /s/ Benjamin Haislip
Name: Benjamin Haislip
Title: Assistant Treasurer

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